Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

a.	Registration Statement (Form S-8 No. 333-145390), and
b.	Registration Statement (Form S-3 No. 333-157663);

of our report dated March 4, 2011, with respect to the consolidated financial statements of Eagle Bulk Shipping Inc., included in this Annual Report (Form 10-K) of Eagle Bulk Shipping Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

New York, New York
March 15, 2012